UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2008

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iMergent, Inc.

(Exact name of registrant as specified in charter)

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Delaware	001-32277	87-0591719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

754 East Technology Avenue, Orem, Utah, 84097

(Address of principal executive offices)

(801) 227-0004

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On March 19, 2008, iMergent, Inc. (the “Company”) announced that the U .S. District Court for the District of Utah (the “Court”) entered an “Order of Approval of Plans of Allocation of Settlement Proceeds” and a “Final Approval Order and Judgment” of the proposed settlement of a consolidated class action shareholder lawsuit filed against the Company in Civil No. 2:05cv00204 DB.

The Court approved the September 19, 2007 Memorandum of Understanding between the parties. The Settlement provides: (i) the defendants and/or their insurers shall pay $2,800,000 to the plaintiffs (the settlement payment is within policy limits of the directors and officers insurance policy maintained by the Company); (ii) dismissal of the Company and individual defendants from the litigation with prejudice; (iii) a provision that bars and enjoins Grant Thornton from prosecuting any claims against the Company and individual defendants arising out of, based upon or related to the facts alleged in the complaint or that could have been alleged in the litigation; (iv) the Company and individual defendants  assign to the plaintiffs any and all claims or causes of action that they now have against Grant Thornton, including, but not limited to, any claims or causes of action for accounting malpractice or breach of contract; (v) the Company and individual defendants shall cooperate with the plaintiffs in the continuing prosecution of the litigation against Grant Thornton; and (vi) the Company is required to provide documentary evidence supporting the claims against Grant Thornton to the plaintiffs.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description
99.1	Press release entitled “iMergent announces Court approves Settlement of Class Action Lawsuit”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

Date: March 24 2008	By:	/s/ ROBERT LEWIS
Robert Lewis
Chief Financial Officer

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